Exhibit 10.2

EXCLUSIVE LICENSE AGREEMENT

THIS AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made in Jerusalem as of this _ day of November 14, 2005 (the “Effective Date”).

BETWEEN:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE
HEBREW UNIVERSITY OF JERUSALEM

(hereinafter referred to as “Yissum”)

AND

BIOCANCELL THERAPEUTICS INC.

A company incorporated under the laws of the State of Delaware
(formerly known as DBT Biopharmaceuticals Inc.)
(hereinafter referred to as “DBTI”)

AND

BIOCANCELL THERAPEUTICS LTD.
a company established under the laws of the State of Israel
formerly known as DBT Biopharmaceuticals Ltd.)
(hereinafter referred to as “DBTL”)

(DBTI and DBTL collectively hereinafter referred to as the “Company”)

WHEREAS Yissum is the owner of certain rights, title and interest in and to the Licensed Technology (defined below); and

WHEREAS Yissum and the Company entered into that certain Exclusive License Agreement dated November 17, 2004 pursuant to which Yissum granted to Company an exclusive worldwide license with rights to grant sublicenses and sub-sublicenses under the Licensed Technology (the “Original Agreement”); and

WHEREAS Yissum and the Company wish to amend and restated in full the Original Agreement entered into that certain Exclusive License, in the form set forth herein.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Yissum and Company (hereinafter individually as a “Party”; and collectively as the “Parties”) expressly agree as follows.

SECTION 1

Recitals and Definitions

In this Agreement the following expressions shall have the corresponding meanings, unless the context otherwise requires:

“Affiliate” shall mean any corporation, partnership, or other entity that at any time during the term of this Agreement directly through one or more intermediaries Controls or is Controlled by or is under common Control with a party to this Agreement, but only for so long as the relationship exists. A corporation or other entity shall no longer be an Affiliate when through loss, divestment, dilution or other reduction of ownership, the requisite Control no longer exists.

“Control” or “Controls” or “Controlled” shall mean: (i) in the case of a corporation, ownership or control, directly or indirectly, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors; or (ii) in the case of an entity other than a corporation, ownership or control, directly or indirectly, of more than fifty percent (50%) of the assets of such entity.

“First Commercial Sale” means in each country, the date the Licensed Product is first sold, marketed, or otherwise made publicly available for sale. Licensed Products that are distributed or used solely for pre-clinical studies, clinical trials, treatment IND purposes or any other similar use prior to receiving regulatory approval by the relevant regulatory authority shall not be considered sold, marketed or made publicly available for sale and shall not constitute First Commercial Sale hereunder.

“Licensed Product” shall mean any product the manufacture, use, sale or importation of which is covered by a Valid Claim.

“Licensed Technology” shall mean the Patents, and any technology, trade secrets, methods, processes, know-how, show-how, formulas, data, information, inventions, improvements, discoveries or results relating t the Patents, whether patentable or otherwise. Any future patents, technology, trade secrets, methods, processes, know-how, show-how, formulas, data, information, inventions, improvements, discoveries or results, relating to the Patents whether or not patentable, will also be considered as Licensed Technology.

“Net Sales” shall mean the gross amount invoiced by Company or Affiliates to third parties, which are not Sublicensee(s), from sales of Licensed Products in an arm’s length transaction, less (i) discounts allowed in amounts customary in the trade for quantity purchases, cash payments, or prompt payments, to wholesalers and distributors; (ii) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales, including VAT; (iii) outbound transportation prepaid or allowed, amounts allowed or credited on returns, export licenses, import duties, and prepaid freight; (iv) amounts not actually collected by reason of rejection, return of goods, and retroactive price reductions; and (iv) Third Party Royalties. No deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by Company and on its payroll or for cost of collections. In the event of sales not made at “arm’s length”, Net Sales shall be calculated in accordance with arm’s length prices determined by current market conditions. Yissum will have to establish that sales are not made at arm’s length on the basis of adequate documentary evidence. Net Sales occur when a Licensed Product is invoiced. Notwithstanding the immediately preceding sentence, distribution or sales of Licensed Products by Company to its Affiliates shall not be deemed to be Net Sales unless such Affiliate is the final end user of such Licensed Products.

“Patents” shall mean the patents set forth on Appendix 1 attached hereto, together with any and all registered patents covering Licensed Technology granted whether in the United States of America or any other country, including any and all substitutions for and divisions, continuations, continuations-in-part, provisionals, and non-provisionals, renewals, reissues, any foreign patent applications and divisionals or national phase applications which claim priority of any application which issued into one of the patent applications set forth in Appendix 1.

“Research” shall mean the continued research regarding the Licensed Technology to be conducted pursuant to the Research Plan.

“Research Plan” shall mean the description of the conduct of the Research as attached to this Agreement as Appendix II.

“Research Results” shall mean the Research, including any patents, patent applications, information, material, results, devices and know-how arising therefrom.

“Sublicensee(s)” shall mean any third party to whom Company has granted a sublicense under the Licensed Technology to manufacture, develop, distribute and market Licensed Products consistent with the provisions of this Agreement.

“Sublicensing Revenue” shall mean all cash, sublicensing fees, running royalties and other consideration paid to Company by Sublicensee(s) in consideration for the granting of rights to the Licensed Product and/or Licensed Technology and in connection therewith. Sales of Licensed Products from Company to Sublicensee(s) shall not be deemed to be Sublicensing Revenue provided that such Sublicensee(s) is/are not the final end user of the Licensed Products. Notwithstanding the above, Sublicensing Revenues shall exclude (a) payments used or reimbursed for research, (b) payments used or reimbursed for parent costs, and (c) payments received from the issuance of debt or equity securities of the Company.

“Third Party Royalties” royalties calculated on any amount invoiced by the Company in connection with the sale of a Licensed Product and actually paid by the Company to a third party for the right to use patents or other intellectual property rights of such third party, without which right of use the Company would not be entitled to develop, manufacture and sell such Licensed Product; provided that the duty to pay royalties to such third party has been established at arm’slength and in good faith and is set out in a written agreement; and

“Valid Claim” shall mean (i) a claim of an issued Patents which has not expired and which has not been held revoked, invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed with the time allowed for appeal having expired, and which has not been admitted to be invalid through reissue or disclaimer or otherwise; or (ii) any claim of a pending patent application covering the Licensed Technology, which was filed in good faith and which has been prosecuted with due diligence.

SECTION 2

Grant of License

2.1         Subject to the terms of this Agreement, Yissum hereby grants to Company an exclusive, worldwide right and license under the Licensed Technology to develop, have developed, make, have made, use, manufacture, market, sell, have sold, offer to sell, commercialize, import, export, sublicense, sub-sublicense and distribute Licensed Products and/or provide services relating thereto (the “License”).

2.2         Company shall have the exclusive right to enter into sublicense agreements with respect to the Licensed Technology. All sublicenses granted by Company hereunder shall be subject to this Agreement in all respects. Each such sublicense agreement shall include a requirement that the Sublicensee use its commercially reasonable efforts to bring the subject matter of the sublicense into commercial use. No sublicense shall relieve Company of any of its obligations under this Agreement. Company shall forward to Yissum a complete copy of each sublicense agreement (including, without limitation, all amendments and addenda thereto) granted hereunder within thirty (30) days after execution of such agreement by the parties thereto. In the event that Company has granted more than one sublicense, any breach by one Sublicensee will not effect any other non-breaching Sublicensee(s), such way that the License and the sublicense in respect of any non-breaching Sublicensee(s) is not effected.

2.3         Notwithstanding Section 2.1, not later than December 31, 2005 Company shall determine (the “Determination”): (i) to which of either DBTI or DBTL the License shall be granted (the “DBT Licensee”), or (ii) which indications or components of the Licensed Technology shall be granted on an exclusive basis to DBTI and which shall be granted on an exclusive basis to DBTL. Within ten (10) days of the Determination, Company shall provide written notice to Yissum of its determination as aforesaid. Upon the provision of such notice, the License shall be automatically modified to reflect the Determination and the terms of this Agreement shall be modified mutatis mutandis to give effect thereto.

SECTION 3

Royalties and Reporting

3.1         In consideration of the License granted hereunder, Company shall pay royalties to Yissum in the manner hereinafter provided (the “Royalties”). Company shall pay to Yissum:

(i)            Five percent (5%) of Net Sales; and

(ii)           For Sublicensing Revenues of up to $30,000,000 per year – Ten Percent (10%); and

(iii)          For Sublicensing Revenues above $30,000,000 per year – Six and One Half Percent (6.5%).

3.2         Sixty (60) days after the end of each 6 month period commencing from the date of the First Commercial Sale, Company shall furnish Yissum with a bi-annual report (herein the “Periodic Report”) detailing the total sales effected during the reporting period and the total Royalties and Sub-license Revenues due to Yissum in respect of that period.

3.3         The Periodic Reports shall state details of Net Sales and Sublicensing Revenues, including the country in which the sale was made, the number of Licensed Products, the aggregate Net Sales and Sublicensing Revenues during the period covered by the report and resulting Royalties due to Yissum for such completed year.

3.4         On the date prescribed for the submission of each Periodic Report, Company shall pay the Royalties and amounts due to Yissum in accordance with the Periodic Report.

3.5         The value of each sale shall be computed on the date of sale in US Dollars based on the rates published in the Wall Street Journal. The Royalties shall be computed and paid in US dollars. Payment of Value Added Tax (if applicable) shall be added to each payment in accordance with the statutory rate in force at such time. In event that Company is prohibited under applicable foreign currency laws to transact in US Dollars, payment shall be made in New Israeli Shekels according to the representative rate of exchange prevailing on the date of payment. Subject to applicable law, Company shall be entitled to withhold and deduct from any payment made herein to Yissum any and all taxes as required by law, and such withheld or deducted amount shall be treated as paid over to Yissum for purposes of this Agreement, unless Yissum provides Company with an appropriate withholding exemption certificate. Any sum of money due to Yissum hereunder which is not duly paid shall bear interest from the due date of payment until the actual date of payment at the maximum rate of default interest prevailing at Bank Leumi in respect of US dollar lines of credit.

3.6         Company shall keep full and correct books of accounts in accordance with General Accepted Accounting Procedures as required by U.S. Accounting Standards enabling the Royalties to be calculated. Company shall procure that Sublicensee(s), if any, also keep such books of accounts as aforesaid. Company shall submit to Yissum a report containing all the particulars mentioned in Section 3.3 above in respect of each Periodic Report detailing the Royalties and Sublicensing Revenues due to it in respect of the period covered by the Periodic Report. An annual report, authorized by a certified public accountant, shall be submitted not later than sixty (60) days following the end of each calendar year.

3.7         For five years following the end of the calendar year to which a Periodic Report pertain, Yissum may appoint an independent public accountant to examine Company’s and Sublicensee(s)’ books of accounts and any report or information relating to the manufacture, marketing, distribution and sale of the Licensed Products in order to verify the calculation of the Royalties and Sublicensing Revenue and the accuracy of the information given to Yissum in the aforegoing reports. Such examination shall be made at Company’s place of business during ordinary business hours with at least fifteen (15) days prior written notice. If an error greater than five percent (5%) in the reports of Company will be found, Company will bear the full cost of the examination. Company shall reasonably ensure that Yissum is able to exercise its rights pursuant to this section regarding Sublicensee(s).

SECTION 4

Development; Commercialization and Research

4.1         Company undertakes, at its own expense, to use its commercially reasonable efforts to carry out the development work necessary to develop and commercialize the Licensed Technology.

4.2         Company shall provide Yissum with annual reports which shall detail the development results and other related work effected by Company during the twelve (12) months prior to the report.

4.3         Company shall give Yissum written notice of the First Commercial Sale within thirty (30) days thereof.

4.4         (i)            Yissum shall procure the conduct of the Research at the Laboratory of Prof. Abraham Hochberg and under his supervision and in accordance with the Research Plan. Company undertakes to finance the performance of the Research in accordance with the budget forming part of the Research Plan.

(ii)           Yissum shall procure that Company be provided with quarterly reports detailing the results and conclusions of the Research. Yissum shall procure that appropriate records of the Research are kept in sufficient detail and in good scientific manner.

(iii)          The initial period of the Research shall be for two years and the parties may agree to extend this period. Company may cease the financing of the Research upon a written notice to Yissum of at least 90 days prior to the cessation of financing. In the event of cessation of financing of the Research, Company shall reimburse Yissum for: (a) all expenses incurred in relation to the Research prior to the notice of cessation of the financing of the Research; and (b) all committed outstanding expenses and obligations payable subsequent to the notice of cessation of the financing, provided such outstanding expenses and obligations were incurred prior to the notice of cessation.

SECTION 5

Ownership

All rights in and to the Licensed Technology shall be owned by Yissum, and Company shall hold the rights granted pursuant to the License hereunder and make use of them exclusively in accordance with the terms of this Agreement. The Research Results resulting from Research conducted in accordance with Section 4.4 shall be exclusively owned by Yissum, shall form part of the Licensed Technology and shall be licensed to the Company under the same terms and conditions of this Agreement.

SECTION 6

Patents

6.1         Company shall assume full responsibility for and conduct patent prosecution and maintenance of the Patents and will be responsible for preparing, filing, prosecuting and maintaining all Patents and shall use patent counsel of its own choice, subject to the approval of Yissum (such approval not to be unreasonably withheld), at Company’s own expense. In the time period until the first round of financing by Company, the decisions regarding preparing, filing, prosecuting and maintaining all patents will be accepted mutually by Company and Yissum, after this time period, these decisions will borne only by Company. Company agrees to pay all costs, incident to the United States and foreign applications, patents and like protection, including all costs incurred for filing, prosecution, issuance and maintenance fees as well as any costs incurred in filing continuations, continuations-in-part, divisional or related applications and any reexamination or re-issue proceedings. Company shall file and maintain patent applications corresponding to the Licensed Technology in such countries as Company in its sole discretion shall select but shall notify and consult with Yissum as to those countries where it shall not file and maintain patent applications. Upon the completion of Company’s first round of financing of an amount of at least $2,500,000 (the “Financing”), Company hereby undertakes to reimburse Yissum for previous documented expenses and costs incurred by Yissum up to 2005 relating to the filing, maintenance and prosecution of the Patents not to exceed $50,000. Company shall pay such reimbursement in eight (8) equal quarterly installments commencing ninety (90) days from the date of the Financing.

6.2         Company agrees to keep Yissum informed of filing and prosecutions pursuant to this Section 6 including submitting to Yissum copies of all official actions, all relevant correspondence with the patent attorneys, applications, continuations, re-examinations, re-issues, divisionals or like proceedings and responses thereto. Company shall consult with Yissum regarding any abandonment of the prosecution of patents application within the Patents.

6.3         Each and every patent application as aforesaid in relation to the Licensed Technology shall be registered exclusively in the name of Yissum at Company’s sole expense, and shall be included automatically within the scope of the License granted pursuant to the terms of this Agreement.

6.4         In the event that Company decides not to continue prosecution of a Patent application to issuance or maintain any patent application or patent on technology within the Patents in a certain jurisdiction, Company shall timely notify Yissum in writing in order that Yissum may continue said prosecution or maintenance of such applications at its option and at its own expense in such jurisdiction. In the event that (i) Company elects not to file or not to prosecute or to discontinue or to abandon the filing, prosecution and/or maintenance of the Patents in certain countries (the “Abandoned Countries”) and (ii) Yissum decides to do so at its expense, then (iii) Yissum shall notify Company in writing of its intention to file, prosecute and/or maintain a patent and Company shall have a ninety (90) day period to decide whether it wishes to bear the expenses of such actions. In the event the Company shall notify Yissum that it does not wish to bear the costs of such filing, maintenance and/or prosecution or in absence of a reply from the Company within the ninety (90) day period, the License shall no longer be applicable in the Abandoned Countries.

It is hereby clarified, if Company fails to notify Yissum in a timely manner as required hereunder, which, for the purpose of this section, shall be the time, considered reasonably, that would enable Yissum to effectively carry out such filing, prosecution or maintenance of the Patents, Company shall be considered in default of this Agreement.

6.5         Company and its Sublicensee(s) shall mark all products covered by Patents with patent numbers in accordance with the statutory requirements in the country(ies) of manufacture, use, and sale, and pending the issue of any patents. Company shall ensure that its Sublicensee(s) comply with the provisions of this section.

6.6         Company undertakes to use commercially reasonable efforts at its own expense to protect against a third party’s infringement of the Patents and forthwith to advise Yissum upon learning of the infringement. Company shall give Yissum immediate notice of any approach made to it by a patent examiner and/or attorney in connection with the subject matter of this Agreement. Company shall reply to such approaches after consultation with Yissum.

6.7         Company shall use its commercially reasonable efforts at its own expense to defend any action, claim or demand made by any entity in connection with rights in the Patents and/or patents and shall give notice to Yissum immediately upon learning of any such action, claim or demand as aforesaid. Any assistance that will be requested by Company from Yissum for the purpose of defending any action, claim or demand made by any entity in connection with rights in the Patents and/or patents, will be provided by Yissum without any additional charge to Company.

6.8         Any settlement, consent judgment or other voluntary final disposition of any action pursuant to the provisions of this section, shall not be entered into without consultation with Yissum and the prior written consent of Yissum which shall not be reasonably withheld or delayed.

6.9         Subject to reimbursement of documented reasonable out-of-pocket expenses incurred by Company in relation to any legal action contemplated under the provisions of this section, any award in favor of Yissum and/or Company resulting from such legal action shall be divided by Yissum and the Company pursuant to Section 3.1 as if such award was Sublicensing Revenues. Any recovery of damages by Company for each such suit shall be applied first in satisfaction of any unreimbursed documented reasonable expenses and legal fees of Company relating to such suit.

SECTION 7

Confidentiality

7.1         Licensor Confidential Information. Company agrees that, without the prior written consent of Yissum, in each case, during the term of this Agreement, and for three (3) years thereafter, it will keep confidential, and not disclose or use Yissum Confidential Information (as defined below) other than for the purposes of this Agreement or as detailed below. Company shall treat such Yissum Confidential Information with the same degree of confidentiality as it keeps its own confidential information, but in all events no less than a reasonable degree of confidentiality. Company may disclose the Yissum Confidential Information only to employees, consultants or researchers of Company or of its affiliates who have a “need to know” such information in order to enable Company to exercise its rights or fulfill its obligations under this Agreement and provided such parties are legally bound by agreements which impose confidentiality and non-use obligations comparable to those set forth in this Agreement. For purposes of this Agreement. “Yissum Confidential Information” means any scientific, technical, trade or business information relating to the subject matter of this Agreement designated as confidential or which otherwise should reasonably be construed under the circumstances as being confidential disclosed by or on behalf of Yissum, or any of its employees, consultants or researchers to Company, whether in oral, written, graphic or machine-readable form, except to the extent such information: (i) was known to Company at the time it was disclosed, other than by previous disclosure by or on behalf of Yissum or any of its employees, consultants or researchers, as evidenced by Company’s written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (iii) is lawfully and in good faith made available to Company by a third party who is not subject to obligations of confidentiality to Yissum with respect to such information; (iv) is independently developed by Company without the use of or reference to Yissum Confidential Information, as demonstrated by documentary evidence, or (v) is disclosed pursuant to a court or administrative order, provided however that Company will first notify Yissum of any such order and afford Yissum the opportunity to seek a protective order relating to such disclosure.

Notwithstanding anything to the contrary in this Section 7.1, Company may disclose Yissum Confidential Information to actual and potential business partners, collaborators, investors, contractors, service providers and consultants, provided, in each case, that such recipient of Confidential Information first enters into a legally binding agreement with Company which imposes confidentiality and non-use obligations with respect to Confidential Information comparable to those set forth in this Agreement for a period of at least five (5) years from the date of disclosure of Yissum Confidential Information to such recipient.

7.2         Company Confidential Information. Yissum agrees that, without the prior written consent of Company, in each case, during the term of this Agreement, and for three (3) years thereafter, it will keep confidential, and not disclose or use Company Confidential Information (as defined below) other than for the purposes of this Agreement. Yissum shall treat such Company Confidential Information with the same degree of confidentiality as it keeps its own confidential information, but in all events no less than a reasonable degree of confidentiality. Yissum may disclose the Company Confidential Information only to employees, consultants or researchers of Yissum or its affiliates who have a “need to know” such information in order to enable Yissum to exercise its rights or fulfill its obligations under this Agreement and provided such parties are legally bound by agreements which impose confidentiality and non-use obligations comparable to those set forth in this Agreement. For purposes of this Agreement. “Company Confidential Information” means any scientific, technical, trade or business information relating to the subject mailer of this Agreement designated as confidential or which otherwise should reasonably be construed under the circumstances as being confidential disclosed by or on behalf of Company whether in oral, written, graphic or machine-readable form, except to the extent such information: (i) was known to Yissum at the time it was disclosed, other than by previous disclosure by or on behalf of Company as evidenced by Yissum’s written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (iii) is lawfully and in good faith made available to Yissum by a third party who is not subject to obligations of confidentiality to Company with respect to such information; (iv) is independently developed by Yissum without the use of or reference to the Company Confidential Information, as demonstrated by documentary evidence; or (v) is disclosed pursuant to a court or administrative order, provided however that Yissum will first notify Company of any such order and afford Company the opportunity to seek a protective order relating to such disclosure.

7.3         Each party may disclose the terms of this Agreement to the extent required, in the reasonable opinion of such party’s legal counsel, to comply with applicable laws, as well as to sublicensees and prospective and current investors, pursuant to appropriate non-disclosure arrangements. If a party discloses this Agreement or any of the terms hereof in accordance with this Section7.3, such party agrees, at its own expense, to seek confidential treatment of portions of this Agreement or such terms, as may be reasonably requested by the other party.

7.4         Without prejudice to the aforegoing. Yissum agrees that Company shall have the right to mention or reference the Hebrew University of Jerusalem’s and/or Yissum’s names without obtaining Yissum’s prior consent to the extent the use of such names is reasonably consistent with Company’s obligations pursuant to Section 4.1 hereof.

7.5         The breach of this section, by any person or entity other than Yissum or Company shall not be deemed a breach of the Agreement, if Yissum or Company establish that they took all reasonable steps to avoid such breach.

7.6         The expiration or termination of this Agreement shall not release the Parties from their obligations pursuant to this section.

7.7         The provisions of this section shall be subject to permitted publications pursuant to Section 8 herein.

SECTION 8

Publications

8.1         Yissum shall ensure that no publications in writing, in scientific journals or orally at scientific conventions relating to the Licensed Technology are published by it or its Researchers. For the purposes of this Agreement, the term “Researchers” means Pro. Avraham Hochberg and his scientific research group or other scientific research group whose work is related to the Licensed Technology.

8.2         Notwithstanding Section 8.1 above, Yissum may allow the Researchers to publish any research, research results or know-how relating to the Licensed Technology provided that it obtains Company’s prior written consent. Company undertakes to reply to any request by Yissum for Company’s consent within forty-five (45) days of receiving such request. Company may only decline such request upon reasonable grounds which shall be fully detailed in writing. In the event that Company does not reply to such request within the forty-five (45) day period, then Company shall be deemed to have consented to Yissum’s request to allow the Researchers to publish in the manner contemplated herein.

8.3         Should Company decide not to allow publication as provided in Section 8.2 for reasons which in Yissum’s opinion are unreasonable, acting reasonably, publication shall be postponed for a period of three (3) months to enable Company to file patent applications.

8.4         The provisions of this Section 8 shall not prejudice any other right that Yissum has pursuant to this Agreement and at law.

8.5         For the avoidance of doubt, the provisions of this Section 8 in connection with the prohibition against publication shall not apply to internal publication by Yissum made in the Hebrew University of Jerusalem for the Researchers and employees subject to Section 7.

SECTION 9

Liability and Indemnity

9.1         Except as set forth herein, Yissum expressly disclaims any and all implied or express warranties and makes no express or implied warranties of merchantability or fitness for any particular purpose of the Licensed Technology contemplated by this Agreement.

9.2         Company shall be solely liable for any loss, injury and/or damage whatsoever caused to its employees and/or any person acting on its behalf by reason of Company’s acts and/or omissions pursuant to this Agreement and/or by reason of any use made of the Licensed Technology by Company.

9.3         Company undertakes to indemnify, defend and hold harmless (i) Yissum and any person acting on its behalf and any of its directors, officers, employees and representatives, and (ii) the Hebrew University of Jerusalem and any person acting on its behalf and any of its directors, officers, employees and representatives (herein referred to as “Indemnitees”) from and against any liability including without limitation product liability, damages, losses or expenses including reasonable legal fees and litigation expenses incurred by or imposed upon the Indemnitees (collectively, “Losses”) only by reason of Company’s acts and/or omissions and/or which derive from Company’s use, development, manufacture, marketing, sale and/or sublicensing of the Licensed Technology except to the extent such Losses are determined to have resulted from the gross negligence or willful misconduct of Indemnitees.

9.4         Company shall obtain prior to the commencement of clinical trials by Company and prior to the First Commercial Sale, comprehensive general liability insurance which shall provide:

(i)            product liability coverage,

(ii)           contractual liability coverage for Company’s indemnification under this Agreement and in particular as stated in Section 9.3, and

(iii)          Yissum as an additional named insured.

Upon the commencement of any clinical trial, Company shall procure and maintain comprehensive clinical trial liability insurance in amounts commensurate with accepted commercial practice. All required insurance will be at Company’s sole cost and expense.

9.5         Company shall provide Yissum with written evidence of such insurance upon request of Yissum. Company shall ensure that it maintains on a continuous basis only during the relevant term of this Agreement the foregoing insurance coverage, and shall not cancel or terminate such insurance with any insurance provider unless it has in place alternative coverage consistent with the foregoing. Company shall provide Yissum with written notice of any material change in such insurance not later than fifteen (15) days of such change taking effect.

9.6         Company shall maintain comprehensive general liability insurance beyond the expiration or termination of this Agreement during the period that a Licensed Product is being commercialized, distributed or sold by Company and/or any Sublicensee. In the event of early termination by Yissum, the cost of such general liability insurance for a period of three (3) months following the date of termination will he borne by Company and thereafter will be borne by Yissum.

9.7         Yissum represents and warrants that to the best of its actual knowledge: (i) the Patents which have been issued and are listed in Appendix 1 are valid and enforceable: (ii) it has the full power to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights granted to Company herein; (iii) it has not previously granted and shall not grant to any third party any rights which are inconsistent with the rights granted to Company herein, (iv) it has the rights, title, and interest in and to the Patents, and (v) the Licensed Technology constitutes all of the intellectual property rights developed by Prof. Abraham Hochberg laboratory in the Hebrew University in the field of H19 and IGF2 gene.

9.8         Company represents that: (i) it has full corporate power and authority to enter into this Agreement and carry out all the provisions of this Agreement; (ii) it is authorized to execute this Agreement on its behalf; (iii) the person executing this Agreement is duly authorized to do so; and (iv) no consent, approval or authorization of any other party is required in connection with entering into this Agreement.

SECTION 10

Term and Termination

10.1       Unless earlier terminated, as hereinafter provided, the term of this Agreement shall expire on a country-by-country basis at such time when no Valid Claim exists, or if no Patent was issued in a country, on the eleventh anniversary of the First Commercial Sale in such country, thereafter the License in such country shall expire, provided in each case that Company may extend the term of the Agreement on a country-by-country basis for additional period of one year each by continuing to pay the consideration set forth in section 3. In countires where a Patent was registered, after the expiration of Patent, Company shall have a perpetual, worldwide, royalty-free, fully paid-up and sublicenseable License in relation to that Patent.

10.2       In the event of a material default or failure by Company to perform any of the terms, covenants or provisions of this Agreement, Company shall have ninety (90) days after the giving of written notice of such default by Yissum to correct such default, provided, however, that if the breach is not capable of being cured within ninety (90) days of such written notice, the Agreement may not be terminated so long as Company commences and is taking commercially reasonable actions to cure such breach as promptly as practicable. In any event, if a curable breach has not been cured within ninety (90) days after notice requesting cure, Yissum shall have the right, at its option, to terminate this Agreement.

10.3       Yissum shall have the right, at its option, to terminate this Agreement in the event that Company shall become involved in insolvency, bankruptcy, liquidation, winding-up or receivership proceedings. Company shall immediately notify Yissum upon commencement of any bankruptcy, insolvency, liquidation, winding-up or receivership proceedings or the placing of an attachment on its assets.

10.4       In the event of termination of this Agreement for any reason whatsoever, the License shall terminate and all rights to the Licensed Technology (including Research Results) shall revert to Yissum and Company may make no further use thereof. Notwithstanding the aforesaid, the expiration or termination of this Agreement shall not release Company from its obligation to carry out any financial or other obligation which it was liable to perform prior to the Agreement’s expiration or termination, including the payment of Royalties and Sub-License Revenues.

10.5       Upon termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination; and Articles 1, 5, 7, 8, 9, 10, 11, 12 and 13 shall survive any such termination.

10.6       No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination.

10.7       Company shall have the right to terminate this Agreement at any time on three (3) months advance notice to Yissum, and upon payment of all amounts due to Yissum through the effective date of termination.

SECTION 11

Law

11.1       The provisions of this Agreement and everything concerning the relationship between the parties in accordance with this Agreement shall be governed by the law of the State of Israel and, subject to Section 12 below, jurisdiction shall be granted only to the appropriate court in Jerusalem. Any and all proceedings, documents and other communications or correspondences between the parties shall be in the English language.

11.2       Notwithstanding the above, Company hereby agrees that, in the event that no treaty exists upholding the enforceability of temporary orders and/or judgments issued by Israeli courts in the foreign jurisdiction in which Yissum may require such an order and/or judgment to be upheld, Yissum may, at its own discretion, elect the place of jurisdiction for the obtaining of orders and/or judgments against Company. Company undertakes not to object to the enforcement against it of orders and/or judgments issued by any aforesaid jurisdiction under such circumstances.

SECTION 12

Arbitration

12.1       All differences and disputes arising between the parties in connection with this Agreement and/or its interpretation and/or its performance and/or breach, shall be referred for the decision of a single arbitrator, who shall be appointed by Agreement between the parties.

12.2       Should the parties not reach agreement as to the arbitrator’s identity, the arbitrator shall be appointed by the Chairman of the Israeli Bar Association on the application of either of the parties.

12.3       The arbitration shall be held in Israel. The arbitrator shall not be bound by the civil procedure regulations and laws of evidence, but shall be bound by the substantive law of Israel and be liable to give grounds for his decision.

12.4        The arbitrator’s decision shall be final and shall bind the parties.

SECTION 13

Miscellaneous

13.1       This Agreement shall be binding upon and shall inure to the benefit of Yissum and its assigns and successors in interest, and shall be binding upon and shall inure to the benefit of Company and its assigns and successors to all or substantially all of its assets or business to which this Agreement relates, but shall not otherwise be assignable or assigned by Company without prior written approval by Yissum being first obtained, which approval shall not be unreasonably withheld.

13.2       If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceably, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

13.3       Each Party hereby agrees that it does not intend to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its Parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the Parties hereto.

13.4       The Parties covenant and agree that if a Party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such Party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent. A waiver by Yissum of any breach by Company of any provision or condition of this Agreement to be performed by Company shall not be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

13.5       This Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter hereof, supersedes any prior agreements and understandings with respect thereto and cannot be modified, amended or waived, in whole or in part, except in writing signed by the Parties.

13.6       Each Party shall bear its own legal expenses involved in the making of this Agreement.

13.7       The headings to the sections in this agreement are for the sake of convenience only and shall not serve in the Agreement’s interpretation.

13.8       Company shall disclose to Yissum any existing agreement and/or arrangement or relationship of any kind between it and employees of Yissum and/or the Hebrew University of Jerusalem with respect to the Licensed Technology and in connection therewith and shall not enter into any agreement or arrangement with any employees of Yissum and/or the Hebrew University of Jerusalem, as aforesaid, without the prior written consent of Yissum.

13.9       The appendixes annexed hereto constitute an integral part hereof and shall be read jointly with its terms and provisions.

13.10     The recitals hereto constitute an integral part hereof. In this Agreement, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, and the masculine gender shall include all other genders.

SECTION 14

Notices

All notices and communications pursuant to this Agreement shall be made in writing and sent by registered mail to or served in person at the following addresses:

(i)	If to Yissum:

YISSUM RESEARCH DEVELOPMENT COMPANY
OF THE HEBREW UNIVERSITY OF JERUSALEM
Hi-Tech Park, Edmond J. Safra Campus
Givat Ram, P.O.Box 39135, Jerusalem 91390, Israel

(ii)	If to Company:

BIOCANCELL PHARMACEUTICALS INC.
2711 Centerville Road, Suite 400
Wilmington, New Castle County, Delaware, 19808
and

BIOCANCELL PHARMACEUTICALS LTD.
Hi-Tech Park, Edmond J. Safra Campus
Givat Ram, P.O.Box 39135, Jerusalem, 91390, Israel

or such other address furnished in writing by one Party to the other. Any notice sent as aforesaid shall be deemed to have been received five (5) days after being posted by registered mail, or one (1) day following the date of personal service.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Effective Date.

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM

By:	/s/ Herve Bercovier	By:	/s/ Reuven Ron

Name:	Prof. Herve Bercovier	Name:	Reuven Ron

Title:	Director	Title:	VP Marketing

Date:	November 14, 2005	Date:	November 14, 2005

BIOCANCELL PHARMACEUTICALS INC.

By:	/s/ Avi Barak	By:	/s/ Uri Danon

Name:	Avi Barak	Name:	Uri Danon

Title:	Chairman	Title:	President

Date:	Nov 14, 2005	Date:	November 14, 2005

BIOCANCELL PHARMACEUTICALS LTD.

By:	/s/ Avi Barak	By:	/s/ Uri Danon

Name:	Avi Barak	Name:	Uri Danon

Title:	Chairman	Title:	President

Date:	Nov 14, 2005	Date:	November 14, 2005

APPENDIX 1 - PATENTS

2148	DIAGNOSTIC ASSAY FOR MALIGNANCIES USING H-19 GENE, KIT
Inventors:	ARIEL ILANA, HOCHBERG ABRAHAM

File	Country	Status	Appl Date	Appl No	Reg Date	Reg No	Pub Date	Pub No
2148-00	Israel	Granted	7/Mar/94	108879	3/Dec/00	108879
2148-01	PCT	Published	6/Mar/95	PCT/EP95/00823			14/Sep/95	WO95/24503
2148-03	US	Granted	6/Sep/96	08/704,786	21/Sep/99	5,955,273
2148-04	Europe	Granted	6/Mar/95	95927570.2	29/May/02	0759092

2324	METHODS AND COMPOSITIONS FOR INDUCING TUMOR-SPECIFIC CYTOTOXICITY
Inventors:	AYESH SUHAIL, HOCHBERG ABRAHAM

File	Country	Status	Appl Date	Appl No	Reg Date	Reg No	Pub Date	Pub No
2324-00	US	Abandoned	3/Oct/97	08/943,608
2324-01	PCT	Published	4/Oct/98	PCT/IL98/00486			15/Apr/99	WO 99/18195
2324-02	PCT	Published	22/Oct/02	PCT/IL02/00843			1/May/03	WO 03/035883
2324-03	Brazil	Filed	4/Oct/98	PI9812717-9
2324-03	US	Granted	l/Oct/98	09/165,240	11/Jul/00	6,087,164
2324-04	China	Exam	4/Oct/98	98811833.5
2324-05	Europe	Published	4/Oct/98	98947759.1				1019499
2324-06	Hungary	Filed	4/Oct/98	P0003745
2324-07	Israel	Filed	4/Oct/98	135430
2324-08	Korea	Exam	4/Oct/98	2000-7003609
	Mexico	Filed	4/Oct/98	2000003251
2324-09	Mexico	Filed	4/Oct/98	2000-003843
2324-10	New Zealand	Filed	4/Oct/98	503843
2324-11	Norway	Filed	4/Oct/98	20001684
2324-12	Poland	Filed	4/Oct/98	P339949
2324-13	Russia	Granted	4/Oct/98	2000111553	22/Oct/03	2214280
2324-14	US	Granted	10/May/00	09/568,059	23/Oct/01	6,306,833
2324-15	US	Exam	22/Oct/01	10/012,131				US-2004-0082529

2324-16	Australia	Granted	4/Oct/98	94571/98	19/Dec/02	755774
2324-17	Japan	Exam	4/Oct/98	2000-514993
2324-18	Canada	Exam	4/Oct/98	2,308,124
2324-19	Singapore	Granted	4/Oct/98	200001824-2	4/Jun/02	72207
2324-20	Czech Republic	Exam	4/Oct/98	PV2000-1201
2324-21	Europe	Published	22/Oct/02	02779859.4			1438412
2324-22	China	Filed	22/Oct/02	02825940.8
2324-23	Japan	Filed	22/Oct/02	2003-538383
2324-24	Israel	Filed	22/Oct/02	161553
2324-25	Canada	Filed	22/Oct/02	2,464,394
2324-26	Australia	Filed	22/Oct/02	2002343189
2324-27	Mexico	Filed	22/Oct/02	PAa2004/003732
2324-28	Czech Republic	Filed	18/Jun/04	PV 2004-741

2617	TRACKING GENE EXPRESSION
Inventors:	HOCHBERG ABRAHAM, HONIGMAN ALIK, ZEIRA EVELYN, AXELROD JONATHAN, GOMORI MOSHE, TAVOR EINAT, GILADI HILA, GALUN EITAN

File	Country	Status	Appl Date	Appl No	Reg Date	Reg No	Pub Date	Pub No
2617-00	US	Provisional	31/Jan/00	60/179,139
2617-01	US	Provisional	27/Dec/00	60/758,038

2807	METHOD FOR DETECTION OF MICRO-METASTASIS
Inventors:	HOCHBERG ABRAHAM

File	Country	Status	Appl Date	Appl No	Reg Date	Reg No	Pub Date	Pub No
2807-00	US	Exhausted	12/Sep/02	60/409,975
2807-01	PCT	Published	12/Sep/03	PCT/US03/28 807				WO 2004/02 4957

2808	METHOD FOR REGULATING EXPRESSION GENES
Inventor:	HOCHBERG ABRAHAM, AYESH SUHAIL, PORADOSU ENRIQUE

File	Country	Status	Appl Date	Appl No	Reg Date	Reg No	Pub Date	Pub No
2808-00	US	Provisional	3/Oct/02	60/415,528
2808-01	PCT	Published	3/Oct/03	PCT/US2003/ 031306				WO 2004/03 1359

ADDENDUM

This Addendum is made in Jerusalem as of this 22 day of November, 2005 (the “Effective Date”) and is entered in to by and among Yissum the Research Development Company of the Hebrew University of Jerusalem (hereinafter: “Yissum”) and Biocancell Therapeutic Inc., a company incorporated under the laws of the State of Delaware (hereinafter: “DBTI”) and Biocancell Therapeutics Ltd., a company established under the laws of the State of Israel (hereinafter: “DBTL”) (DBTI and DBTL shall collectively be referred to as the “Company”), for the purposes of amending certain provisions in the Exclusive License Agreement executed by Yissum, DBTI and DBTL on November 14, 2005 (hereinafter: the “License Agreement”), all as set forth hereunder.

1.	Capitalized terms used in this Addendum shall have the meaning ascribed to them in the License Agreement.

2.	This Addendum shall form an integral part of the License Agreement.

3.	Yissum and the Company agree that as of the Effective Date, the provisions set forth below in the License Agreement will be amended as follows:

(a)          section 3.2 of the License Agreement shall be replaced in its entirety with the following provision:

Sixty (60) days after the end of each calendar year commencing from the date of the First Commercial Sale, Company shall furnish Yissum with an annual report (herein the “Periodic Report”) detailing the total sales effected during the reporting period and the total Royalties and Sub-license Revenues due to Yissum in respect of that period.

(b)          section 10.1 of the License Agreement shall be replaced in its entirety with the following provision:

Unless earlier terminated, as hereinafter provided, the term of this Agreement shall expire on a country-by-country basis at such time when no Valid Claim exists, or if no Patent was issued in a country, on the ninth anniversary of the First Commercial Sale in such country, thereafter the License in such country shall expire, provided in each case that Company may extend the term of the Agreement on a country-by-country basis for an additional period of one year each by continuing to pay the consideration set forth in section 3. Upon the expiration of the License in a given country (as set forth above), the Company shall have a perpetual, worldwide, royalty-free, fully paid-up License in that country.

(c)          All sections of the License Agreement not amended by the terms of this Addendum shall remain unchanged and of full force and effect.

4.	Yissum and Company agree that the Research Plan and budget attached hereto shall also be attached to the License Agreement and shall form Appendix 2 of the License Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Effective Date.

YISSUM RESEARCH DEVELOPMENT COMPANY
OF THE HEBREW UNIVERSITY OF JERUSALEM

By:	/s/ Reuven Ron	By:	/s/ Herve Bercovier

Name:	REUVEN RON	Name:	PROF. HERVE BERCOVIER

Title:	VICE PRESIDENT	Title:	Chairman
Authority for Research and Development
Hebrew University of Jerusalem

Date:	NOV 22 2005	Date:

BIOCANCELL PHARMACEUTICALS INC.

By:	/s/ Avi Barak	By:	/s/ Uri Danon

Name:		Name:	URI DANON

Title:		Title:	PRESIDENT

Date:		Date:	NOV 22, 2005

BIOCANCELL PHARMACEUTICALS LTD.

By:	/s/ Avi Barak	By:	/s/ Uri Danon

Name:		Name:	URI DANON

Title:		Title:	PRESIDENT

Date:		Date:	NOV 22, 2005

Research Plan

General Aims:

1)	To develop additional novel DNA based therapy strategies for bladder cancer. The goals of the present project are accordingly the development of molecular markers for TCC prognosis and of a DNA-based gene therapy tailored to the properties of each tumor, by implementing new molecular diagnostic methods. A novel therapy approach based on patient-specific gene expression profiles in each cancer tailored to individual patients by using selected transcriptional regulatory sequences for DNA-based therapy will be developed. It should enable us to identify likely non-responders in advance, thereby avoiding treatment failures with unnecessary suffering and costs.

2)	Evaluation of the therapeutic effect of new toxin vectors now carrying kanamycin driven by the H19 regulatory sequences.

3)	To continue testing the therapeutic potential of our toxin vector in compassionates patients (case study), to base the safety and efficacy of the treatment for a long term..

4)	In order to perform the clinical trials a large amount of plasmid will be required that can no longer be generated using bench protocols, thus scaling-up nuclei acid purification protocol will be developed.

5)	To use the regulatory sequences of the imprinted genes H19 and Insulin growth factor 2 (IGF-2) for preclinical development of DNA based therapy of human colorectal cancer liver metastasis. The therapeutic potential of the toxin vector will be tested in compassionate patients suffering of liver colon metastases, preparing a platform for a Phase I clinical study.

6)	To further validate the role of H19 acting as an oncogene, to determine the potential dowstream targets of H19, and to substantiate the potential therapeutic value of knocking down H19 in human tumors.

Research Program

1. Since our results so far are based on limited study populations, quantitative expression profiles for H19 and IGF2 (P3 and P4 transcripts) will be determined in a large number of bladder carcinoma specimens using a computerized in situ RNA hybridization analysis technology and quantified by “TMP” (telemolecular pathology) software that permits high resolution quantitative analysis of in situ hybridization photomicrographs and real-time transmission of the resulting images. The goal is to correlate both the numbers of cells expressing H19 and other genes with different stages of bladder cancer and their co-expression in human bladder tumors. This study will be extended to each gene identified as highly expressed in TCC but not expressed in normal tissue. From published data sets on gene expression in TCC and from our own Micro array-based gene expression profiling in bladder cancer, we will extract genes that are not expressed in normal bladder tissue but become induced in invasive or papillary TCC. This expression pattern will be confirmed by RT-PCR on a set of RNAs from TCC and normal bladder tissues from different stages available in the lab and on TCC cell lines. For the following investigation, genes will be selected that are not significantly expressed in other adult tissues (except in testes), i.e. oncofetal markers (like H19) or cancer-testis antigens (like the MAGE-A genes). In parallel to the ongoing investigation of tissue specimens, collection of follow-up data for the patients will be continued to determine whether expression of transcripts of H19, IGF2 or other genes identified using expression profiling with DNA Microarrays, differs not only between different stages and grades of bladder cancer, but has also prognostic value. Genes yielding significant prognostic results in univariate analysis will be tested further in multivariate analysis together with established prognostic parameters (TNM stage, tumor grade, multifocality etc.). Further, selected regulatory sequences confirmed as differentially expressed in normal tissue/cells and cancer tissues/cells will be tested for promoter activity in transfection experiments.

Subsequently to the studies on tumor tissues, we aim to evaluate at least one urine-based DNA TCC marker each or a combination of markers that supersedes the diagnostic accuracy and reproducibility, and preferably also the economy, of presently known markers.

2. The experiments in this part of the work program aim at expanding the repertoire of transcriptional activating sequences that are differentially expressed in bladder cancer to become capable of treating a broader range of TCC beyond those that express H19. The research plan calls for invoking tumor specific-dependent regulatory sequences to selectively express cytotoxic effectors in tumor cells. Currently, the arsenal of our therapeutic vectors comprises constructs carrying regulatory sequences of H19 and of IGF2. H19-DT-A constructs have been developed to the point of using them in patients. The selected regulatory elements will be incorporated into plasmid vectors (“naked DNA”) containing reporter (β-galactosidase, luciferase or GFP) or toxin genes. The plasmid vector to be used as backbone for the regulatory sequence analyses will be pGL3 (Promega). Delivery via plasmid vector (“naked DNA”), has been found to be surprisingly efficient in vivo according to our Preliminary Studies. Activity of the plasmid constructs will be assessed ex vivo in human and murine tumor cell lines selected by their pattern of expression and in normal urothelial cells for comparison. By the end of these ex vivo analyses, we expect to assemble a variety of optimized vectors, with both reporter and toxin genes, to be entered into animal in vivo efficacy studies as described below. The therapeutic potential of toxin expression constructs driven by the selected tumor specific regulatory sequences will be studied in distinct animal models of bladder cancers which are complementary and permit the study of tumors with distinctive histopathologies. All animal models and techniques for investigation of the animal tumors are established and have been used in previous work. (A) Since BBN-induced rat bladder tumors share histological features with human papillary bladder TCC, we will employ this animal model. Once rumors have been BBN induced, our therapeutic vectors will be evaluated by intravesical gene delivery. Naked DNA expression constructs complexed with a DNA/PEI (polyethylenimine) will be delivered intravesically via catheter, after removing the urine. Intravesical delivery enables local administration and efficient delivery of therapeutic genes to cancer cells with minimal systemic exposure. We will start with marker experiments, using reporter expression constructs (β-gal, GFP and Luc) to monitor delivery efficiency and check the selective activity of tumor-specific promoters. Then the DT-A toxin and the CD expression vectors will be evaluated. (2) The second animal model will consist of human bladder carcinoma cell lines implanted into nude mice. We will study the therapeutic potential of our toxin vectors on orthotopically implanted cell lines (UMUC-3, RT-112) in female CD-1 nude mice. DNA will be administered transurethrally 4 and 7 d after cells implantation. We will use these human bladder cancer cells engineered to stably express the GFP protein in vivo to visualize the tumor burden over time by intravital imaging using a Macro-illumination imaging system, allowing us to reduce the number of animals used in these experiments.

3. An expression vector expressing the human gene TNF-α under the control of the H19 promoter will be generated and its function will be assessed ex-vivo in various bladder carcinoma cell lines selected by their pattern of expression of H19. The anti-proliferation and in vitro killing effect of TNF-α will be verified by cell counting and MTT assay. The TNF-α expression level following transfection will be assayed by ELISA in the supernatant. Effects of the H19-TNF-α vector will be compared to those of DTA-H19 and the combined effect of both vectors. These experiments will serve to test the potential synergisim between DT-A and TNF-α in TCC. In particular, the combined effect of the two plasmids expressing the DT-A or the TNF-α will be tested in cell lines that are resistant to the cytotoxic effect of either DT-A or TNF-α. The therapeutic potential of the expression vectors for TNF-α and their potential synergistic antitumor effect with DT-A vectors will then be explored in two animal models: (A) immunocompromised CD-1 mice implanted with human bladder carcinoma cell lines. Two weeks after tumor cell inoculation the tumor size will be measured. One group of mice will then be treated with the toxin vector DTA-H19, a second group with the vector expressing the TNF-α under the control of the H19 promoter, a third group will be treated with the combination of both toxin vectors. A fourth control group will be treated with luciferase reporter vector, containing H19 transcriptional regulatory sequences. The mice will receive three intratumoral injection of the vectors every 2 days. The animals will be sacrificed 3 days after the last injection, the tumors will be excised and their ex-vivo weight and volume will be measured. Samples of the tumors will be processed for histological examination for evidence of necrosis and persistent tumor. To monitor the in vivo TNF-α expression at the mRNA level, RNA from the tumors will be isolated and RT-PCR will he performed. (B) bladder tumors induced by subcutaneous injection of syngenic mouse bladder carcinoma cells into the back of female C3H/He mice. Two weeks after tumor development the mice will be randomized into four groups and treated as described in (A).

4. We have previously reported the construction of expression vectors carrying the gene for diphtheria toxin A (DT-A under the control of a 814 bp 5’-flanking region of the H19 gene). The cell killing activity of these constructs corresponded to the activity of the H19 regulatory sequence in the transfected cells. The therapeutic potential of toxin expression constructs driven by H19 regulatory sequences was evaluated in distinct animal models of bladder cancers. The Food and Drug Administration (FDA) advises strongly against the use of β-lactam resistance markers in plasmids that will be used as therapeutics. Thus, the β-lactam resistance marker cassette in the plasmid expressing either the DT-A gene or the reporter gene will be replaced by kanamycin resistance gene. Governmental regulatory issues and plasmid efficacy should be taken into account when designing the plasmid vector intended for use in clinical trials. In order to validate the biological activity of the vectors now carrying the kanamicyn resistance gene, in vitro and in vivo experiments will be performed. The biologic or pharmacologic activity of the constructs carrying the kanamycin resistance gene will be tested by in vitro bridging experiments, and compared to that obtained using the plasmids carrying the Amp resistance gene. The therapeutic potential and the safety of the kanamycin carrying toxin expression constructs driven by H19 regulatory sequences will be evaluated in two distinct animal models of bladder cancers which are complementary and permit the study of tumors with distinctive histopathologies: I) a rat carcinogen-induced bladder tumor model (with a prominent papillary component) that parallels superficial papillary TCC in humans at varying stages of tumor progression, and II) immunocompromised SCID mice implanted with human bladder carcinoma cell lines.

5. The therapeutic potential of the kanamycin carrying toxin expression constructs driven by H19 regulatory sequences will be tested in compassionate patients (including the patients that were already treated with the toxin vector carrying the Amp resistance gene) that underwent several transurethral resection of superficial low-grade tumor, while no adjuvant intravesical treatments succeeded to stop the recurrences. Patients will receive DTA-H19 intravesically on day 1. Treatment will continue once a week for a total of 6 weeks in the absence of unacceptable toxicity. The patient will receive escalating doses of DTA-H19. In the absence of grade III toxicity or worse in the first cohort treated, subsequent cohorts of patients each will receive escalating doses of DTA-H19 on the same schedule. If no toxicity will be observed dose escalation will continue. If the patient experiences grade IV toxicity, dose escalation will cease and the MTD (maximal tolerated dose) will be defined as the previous dose level. One week after completion of treatment the patient will be evaluated by video-cytoscopy, urinary cytology and bladder biopsy, monitoring of residual H19-DTA in body fluids including urine, blood and nose smear will be performed by PCR. Patients will be tested for electrolytes, kidney and liver function. Six weeks after treatment completion patients will undergo video-cytoscopy, urinary cytology and biopsy, monitoring of residual DTA-H19 in body fluids including urine, blood and nose smear by PCR, and testing for electrolytes, kidney and liver function. Follow-up will continue every three months by video-cytoscopy during the first year after treatment and by routine clinical monitoring after that.

6. After testing the selected regulatory sequences in animal models, optimization of therapy strategies in human will be performed. In order to perform a clinical trial using one of the validated therapeutic vectors a large amount of plasmid will be required that can no longer be generated using bench protocols, thus scaling-up nuclei acid purification protocol will be developed. Following the scale-up procedure, lot-to-lot release tests will be established, monitoring consistency and lot reproducibility. Govermental regulatory issues and plasmid efficacy will he taken into account when designing the plasmid vetor intended for use in clinical trials. In accordance with regulatory requirements, a master cell bank will be generated for small-scale GMP production. A pilot batch of the plasmid will be produced and evaluated in pre-clinical studies. A process for the production of 65 liter will be developed, in comparison to the current lab procedure, that produces only 0.5 liter. GMP manufacture of plasmid for use in human clinical studies will include the performance and documentation of Quality Control (QC) tests. The production process will be free of RNase for the generation of media lysates to avoid potential contamination of the final product with any animal derived component, and hence putative human pathogens (e.g. bovine spongiform encephalopathy), which is in compliance with FDA regulations and deals with the challenges related to the large-scale production of E. Coli, which includes optimization of the biologicals system (vector/host/fermentation media). Essentially the process involves fermentation, cell lysis and purification through a series of centrifugation and wash steps, endotoxin removal and plasmid purification on a DEAE anion exchange chormatography column, and plasmid concentration by isopropanol. The plasmid product will be tested for specifications and lot-to-lot release. The DNA contenst in the plasmid and the presence of other cell-derived contaminants, such as RNA and proteins, will be evaluated by measuring the A260/280 ratio of absorbance. The homogeneity of size and structure, supercoiled vs. linear, will be tested by gel electrophoresis.

The identity of the DNA plasmid will be determined by restriction enzyme digestion with multiple enzymes. A test for sterility to detect aerobic and anaerobic bacteria and Mycoplasm testing will be performed.

7. We have previously showed that the human H19 and IGF2-P3 regulatory sequences were able to drive the DT-A expression in the rat colon carcinoma CC531 cells (Ohana et al 2005). The cell killing activity of these constructs corresponded to the activity of the H19 regulatory sequence in the transfected cells. Therefore, these cells proved to be suitable for the generation of the orthotopic animal model used in this study to examine the anti-tumor effect of DTA-H19 and DTA-P3 expression vectors in vivo. This therapy was shown recently to successfully reduce subcapsular induced liver tumors in a metastatic model of rat CC531 colon carcinoma (Ohana et al. 2005). Although a connection between IGF II expression and the development of liver metastases from colorectal cancers has been shown thus far H19 expression in liver metastases in humans, has not been studied. We investigated the expression of the imprinted oncofetal H19 gene in hepatic metastases derived from a range of human carcinomas, and assessment of its prognostic value in order to establish the basis for developing a DNA based therapy for such metastases. The positive results using the toxin vector DTA-H19, prompted us to test during the next year the antitumoral effect of the toxin vector DTA-P3 and DTA-P4 injected intraperitoneally in combination with the transfection enhancer PEI, into the rat orthotopic model for colon metastases in the liver. Preliminary experiments support the concept that regional arterial delivery of the expression vectors might be an effective treatment for colorectal liver metastases. The therapeutic potential of the toxin constructs DTA-H19, DTA-P3 and DTA-P4, will be evaluated in the established liver metastases animal model following repeated regional delivering of the toxin vectors using intrahepatic injection. In this approach we combine the use of the regulatory sequences of the H19 and IGF2-P3 genes that drive the expression of the cytotoxic gene in the tumors only and regional arterial delivery of these toxin vectors. Like in clinical practice, implantable ports will be used to allow repeat administration of the vector.

The replacement of the Amp resistance gene by the Kan resistance gene in the expression vectors DTA-P3 and DTA-P4 will also be performed.

These experiments may serve as a platform for the design of a clinical study on compassionate patients.

8. Preliminary in vitro experiments using Hep3B hepatocarcinoma cells showed that H19 RNA was knockdown as determined by RT-PCR analysis. Recent results showed that HCC tumors fromed from Hep3B in vitro transfected with H19 siRNA encountered a significant retardation of tumor growth, and in some cases tumor did not form at all. These preliminary observations encourages us to assess H19 as a therapeutic target for HCC and possibly for other tumors in which H19 is significantly increased. Our initial experiments will be to explore the hypothesis that H19 act as an oncogene both in vitro and in vivo based in our preliminary results. Our next step will be to explore the molecular mechanism of this effect. Our initial observations are suggestive of a therapeutic potential for siRNA against H19 inhibiting tumor growth. We will assess the anti tumor growth effect in vitro in a panel of H19 positive cell lines. The experiments will be performed both in normal and serum starvation conditions. For controls we would apply H19 negative cell lines, from the same lineages and also non-relevant siRNAs with potential low off target effects. The effect of the siRNA against H19 will be assessed by cell proliferation studies and metabolic read-outs. We will investigate and employ different siRNA delivery methods for in vitro and in vivo delivery. To check the therapeutic potential of siRNA duplexes targeting the human H19 RNA, CD-1 nude mice will be implanted with H19 expressing Hep3B cells or other tumor cell lines. For the assessment to the anti-tumor effect in vivo, all tested cell lines will be stably transduced with the luciferse (luc) expression vector; then, luc expression will be assessed with the sensitive CCCD system to monitor and quantify the levels of luc. This will enable us to measure the efficiency of siRNA delivery and also will serve to assess the effect of anti H19 siRNA on tumor growth. We would also determine the anti tumor effect through tumor volume measurements, and by survival studies. The mechanism of the anti-tumor effects will also be investigated in vivo as described above for the in vitro studies.

Research Budget

Hochberg’ lab costs
All figures are in US $K	Updated: October 31, 2005
Lab costs (for year #1 only)

Study group	Cost item	Total
Bladder studies	Bridging studies	10
	Immunology studies, cell necrosis caused by DTA-H19 treatment might induce an immune reaction	5
	Compassionate use	4
	IGF2, siRNA and TNF studies	12
Liver studies	Intra arterial administration studies	14
	IGF2, siRNA and TNF studies	12
Annual personnel costs(detailed below)		219
Total costs		276
University overhead of 35%		97
Total Research Cost		373

The Total Research Cost as set forth in this Research Budget shall be paid to Yissum in advance, in four (4) equal installments.

The first installment shall be on July 1, 2006 and the remaining installments shall be paid thereafter at the beginning of each 3 month period.

Lab wages breakdown:

Name	Role	Annual wage	Effort (%)
Prof. Avraham Hochberg		0
Dr. Patricia Chana	Laboratory Manager	60	100%
Prof. Suhail Ayash	Diagnostics and immunology	50	100%
Dr. Birman Tatiana	Pathology and Animal studies	45	100%
Aya Mizrahi, PhD student	Liver studies	10	50%
Blumberg Yair, Msc	Bladder studies	10	100%
Tamar Snieder	Lab Technichian	18	100%
Doron Amit PhD student	IGF2-P4 studies	20	100%
Colel Turgemam		6	25%

Total of annual wages		219

Lab R&D costs	Confidential	Page 1

AMENDMENT TO LICENSE AGREEMENT

Made in Jerusalem this 11 day of September 2007, by and between:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390 Israel, Fax: +972-2-658 6689; ( “Yissum”); and

BIOCANCELL THERAPUEUTICS LTD., of Beit Beck, Har Hotzvim, Jerusalem (the “Company”)

WHEREAS:	the Company and Yissum executed an amended and restated license agreement on November 14, 2005 (the “License Agreement”), pursuant to which the Company obtained an exclusive license to certain patents owned by Yissum based upon the inventions of Professor Abraham Hochberg (the “Researcher”); and

WHEREAS:	The Parties wish to amend certain aspects of the License Agreement.

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions

1.1.	The preamble constitutes an integral part this Amendment and shall be read jointly with its terms and conditions.

1.2.	Capitalized terms set forth in this Amendment and which are not defined, shall have the meaning ascribed thereto in the License Agreement.

1.3.	Unless otherwise indicated herein, the terms and conditions of the License Agreement shall apply to this Amendment.

1.4.	The headings of the sections in this Amendment are for the sake of convenience only and shall not serve in the interpretation of the Amendment.

2.	Ownership

2.1.	Section 5 shall be amended to read as follows:

5.1 All rights in and to the Licensed Technology shall be owned by Yissum, and the Company shall hold the rights granted pursuant to the License hereunder and make use of them exclusively in accordance with the terms of this Agreement. The Research Results resulting from the Research conducted in Section 4.4 shall be exclusively owned by Yissum, shall form part of the Licensed Technology and shall be licensed to the Company under the same terms and conditions of this Agreement.

5.2           Notwithstanding the foregoing, in light of the current requirements of the Office of the Chief Scientist of the Israel Ministry of Industry, Trade and Labor (the “OCS”), the Parties agree that all intellectual property rights developed pursuant to this Agreement using OCS funding, including, but not limited to, intellectual property rights arising from the conduct of clinical trials funded by the OCS, (“OCS IP”) will be fully and absolutely owned by the Company. In the event that the Company receives such OCS funding, it will provide Yissum with sufficient written documentation to enable the Parties to define what intellectual property will be subject to provisions of this section. Nevertheless, (i) should there be a change in OCS requirements concerning ownership of intellectual property that are applicable to the OCS IP; or (ii) should the Company be voluntarily or involuntarily dissolved, all rights in OCS IP shall revert, as far as legally possible and appropriate, to Yissum, subject, if required, to the approval of the OCS. The Company agrees to take all reasonable steps necessary to assign or have assigned ownership of such OCS IP to Yissum.

REST OF PAGE LEFT DELIBERATELY BLANK

IN WITNESS THE HANDS OF THE PARTIES

YISSUM		THE COMPANY

By:	/s/ Nava Swerky	By:	/s/ Avi Barak

Name:	Nava Swerky	Name:	Avi Barak

Title:	Pres & CEO	Title:	Chief Executive Officer

Date:	16.9.07	Date:	Sep 11, 2007

By:	/s/ Bob Frantenberg	By:	/s/ Ira Weinstein

Name:	Bob Frantenberg	Name:	Ira Weinstein

Title:	General Counsel	Title:	CFO

Date:	16.9.07	Date:	Sept. 10, 2007

I the undersigned, Prof. Abraham Hochberg, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to cooperate fully with Yissum in order to ensure its ability to fulfill its obligations hereunder, as set forth herein.

/s/ Abraham Hochberg	16/9/07
Prof. Abraham Hochberg	Date signed

AMENDMENT

This Amendment is made as of this 24th day of January 2011, by and between YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD., of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”); and

BIOCANCELL THERAPEUTICS ISRAEL LTD. of Beit Beck, Har Hotzvim, Jerusalem, Israel (the “Company”), of the second part;

WHEREAS, the Company and Yissum executed an amended and restated license agreement on November 14, 2005, as supplemented and amended (the “License Agreement”), pursuant to which the Company obtained an exclusive license to certain patents owned by Yissum; and

WHEREAS the Parties wish to amend the License Agreement to add new patents and patent applications to the list of Patents exclusively licensed to the Company as part of the Licensed Technology.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree, as follows:

1.	All capitalized terms not defined herein shall have the meaning ascribed to them in the License Agreement.

2.	Appendix 1 of the License Agreement shall be amended to add the following patents and patent applications:

•	NUCLEIC ACID CONSTRUCTS, PHARMACEUTICAL COMPOSITIONS AND METHODS OF USING SAME FOR TREATING CANCER (H19 + Tnf Alpha), Yissum Ref# 2989

•	NUCLEIC ACID AGENTS FOR DOWNREGULATING H19, AND METHODS OF USING SAME, Yissum Ref# 3025

•	NUCLEIC ACID CONSTRUCTS AND METHODS FOR SPECIFIC SILENCING OF H19 (siRNA H19 - cancer + stem cells) Yissum Ref# 3309

•	H19 SILENCING NUCLEIC ACID AGENTS FOR TREATING RHEUMATOID ARTHRITIS (siRNA - RA), Yissum Ref# 3310

•	CONSTRUCTS CONTAINING MULTIPLE EXPRESSION CASSETTES FOR CANCER THERAPY, Yissum Ref# 3423

A new Appendix 1 to the License Agreement, including Yissum Reference Numbers, is annexed to this Amendment.

3.	All other provisions of the License Agreement, including, without limitation, all terms of the Amendment to License Agreement dated September 11, 2007 which shall apply to the terms hereof, shall continue to have the same force and effect as they had prior to this Addendum.

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed and delivered on the date first above written.

YISSUM RESEARCH DEVELOPMENT	BIOCANCELL THERAPEUTICS
COMPANY OF THE HEBREW	ISRAEL, LTD.
UNIVERSITY OF JERUSALEM LTD

By: /s/ Shoshi Keynan	/s/ Yaakov Michlin	By: /s/ Uri Danon	/s/ Ira Weinstein
Shoshi Keynan	Yaakov Michlin	Uri Danon	Ira Weinstein
Title: VP Licensing,	President & CEO	Title: CEO	CFO
Pharmaceuticals
Date: 30/1/2011	30/1/2011	Date: 24/1/11	24/1/11

APPENDIX 1 – THE PATENTS

Sensitive Cancer
Family:	2148	Title:	Assay

Inventor	Faculty/Department
Ariel Ilana	Hadassah
HUJI Faculty of
Science The
Alexander Silberman
Hochberg	Institute for Life
Avraham	Sciences

			Application		Publication		Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number
2148-00	Granted	Israel	7/3/1994	108879			31/08/2000	108879
2148-01	Published	PCT	6/3/1995	PCT/EP95/00823	4/9/1995	WO95/24503
2148-03	Granted	US	6/9/1996	08/704,786			21/09/1999	5,955,273
2148-04	Granted	Europe	6/3/1995	95927570			29/05/2002	759092

Methods and
Compositions for
Inducing Tumor-
Family:	2324	Title:	Specific Cytotoxicity

Inventor	Faculty/Department
HUJI Faculty of
Science The
Alexander Silberman
Ayesh	Institute for Life
Suhail	Sciences
Hochberg	HUJI Faculty of
Avraham	Science The
Alexander Silberman
Institute for Life
Sciences

			Application		Publication		Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number
2324-00	Abandoned	US	3/10/1997	08/943,608
2324-01	Exhausted	PCT	4/10/1998	PCT/IL98/00486	8/12/1999	WO 99/18195
2324-02	Exhausted	PCT	22/10/2002	PCT/IL02/00843	1/5/2003	WO 03/035883
2324-03	Granted	US	1/10/1998	09/165,240			11/7/2000	6,087,164
2324-04	Granted	China	4/10/1998	98811834			30/11/2005	ZL 98811833.5
2324-05	Granted	Europe	4/10/1998	98947759		1019499	10/9/2008	1019499
2324-06	Filed	Hungary	4/10/1998	P0003745
2324-07	Granted	Israel	4/10/1998	135430	19/08/2007	Pat & Designs J. 6/2007	20/11/2007	135430
2324-08	Granted	Korea	4/10/1998	2000-7003609			20/10/2005	524262
2324-09	Filed	Mexico	4/10/1998	2000-003843
2324-10	Abandoned	New Zealand	4/10/1998	503843
2324-11	Allowed	Norway	4/10/1998	20001684
2324-12	Abandoned	Poland	4/10/1998	P339949
		Russian
2324-13	Granted	Federation	4/10/1998	2E+09		2214280	20/10/2003	2214280
2324-14	Granted	US	10/5/2000	09/568,059			23/10/2001	6,306,833
2324-15	Granted	US	22/10/2001	10/012,131	29/04/2004	US-2004- 0082529	9/5/2006	7,041,654
2324-16	Granted	Australia	4/10/1998	94571/98			19/12/2002	755774
2324-17	Examination	Japan	4/10/1998	2000-514993
2324-18	Granted	Canada	4/10/1998	2,308,124			8/7/2008	2,308,124
2324-19	Granted	Singapore	4/10/1998	200001824-2			4/6/2002	72207
2324-20	Granted	Czech Republic	4/10/1998	PV2000-1201			16/02/2005	294694
2324-21	Abandoned	Europe	22/10/2002	2779859.4	21/07/2004	1438412
2324-22	Abandoned	China	22/10/2002	2825940.8
2324-23	Abandoned	Japan	22/10/2002	2003-538383
2324-24	Abandoned	Israel	22/10/2002	161553
2324-25	Abandoned	Canada	22/10/2002	2,464,394
2324-26	Abandoned	Australia	22/10/2002	2.002E+09
2324-27	Abandoned	Mexico	22/10/2002	PAa2004/003732
2324-28	Granted	Czech Republic	18/06/2004	PV 2004-741			14/02/2005	294941
2324-29	Allowed	Brazil	4/10/1998	PI9812717-9
2324-30	Examination	Japan	24/05/2006	2006-144648	9/11/2006	2006-304801
2324-31	Granted	Mexico	4/10/1998	PA/a/2000/03251			10/4/2007	244867
2324-32	Examination	Japan	24/05/2006	2007-270777	19/06/2008	2008-136480
2324-33	Filed	Norway		20093194

Nucleic Acid
Constructs,
Pharmaceutical
Compositions and
Methods of Using
Same for Treating
Cancer (H19 + Tnf
Family:	2989	Title:	Alpha)

Inventor	Faculty/Department
HUJI Faculty of
Science The
Alexander Silberman
Hochberg	Institute for Life
Avraham	Sciences

			Application		Publication		Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number

2989-00	Expired	US	22/09/2005	60/719,178
2989-01	Exhausted	PCT	21/09/2006	PCT/IL2006/001110	29/03/2007	WO 2007/034487
2989-02	Examination	US	21/09/2006	12/067,410
2989-03	Examination	Israel	21/09/2006	190311
2989-04	Published	Japan	21/09/2006	2008-531883	5/3/2009	2009-508516
2989-05	Granted	Europe	21/09/2006	6780498.9	4/6/2008	1926814	28/04/2010	1926814

NUCLEIC ACID
AGENTS FOR
DOWNREGULATING
H19, AND METHODS
Family:	3025	Title:	OF USING SAME

Inventor	Faculty/Department
HUJI Faculty of
Science The
Alexander Silberman
Matouk	Institute for Life
Imad	Sciences
HUJI Faculty of
Science The
Alexander Silberman
Hochberg	Institute for Life
Avraham	Sciences

			Application		Publication		Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number
3025-00	Expired	US	7/7/2005	60/696,795
3025-01	Exhausted	PCT	6/7/2006	PCT/IL2006/000785	18/01/2007	WO 2007/007317
3025-02	Examination	US	16/01/2008	12/015,325
3025-03	Published	Japan	6/7/2006	2008-520061	11/12/2008	2008-545011
3025-04	Examination	US	6/7/2006	11/994,810	4/6/2009	US-
2009/0143321 A1
3025-05	Filed	Canada	6/7/2006	2,614,531
3025-06	Exhausted	Australia	6/7/2006	2.006E+09
3025-07	Examination	Europe	6/7/2006	6766118.1	30/04/2008	1915448
3025-08	Filed	India	6/7/2006	2008/DELNP/758
3025-09	Examination	China	21/05/2006	2.007E+11
3025-10	Examination	Israel		188501

NUCLEIC ACID
CONSTRUCTS AND
METHODS FOR
SPECIFIC
SILENCING OF H19
(siRNA H19 - cancer +
Family:	3309	Title:	stem cells)

Inventor	Faculty/Department
HUJI Faculty of
Science The
Alexander Silberman
Hochberg	Institute for Life
Avraham	Sciences

			Application		Publication		Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number
3309-00	Expired	US	16/01/2007	60/880,425
3309-01	Exhausted	PCT	16/01/2008	PCT/IL2008/000072	24/07/2008	WO 2008/087642 A2
3309-02	Examination	Europe	16/01/2008	8702653	28/10/2009	2111450
3309-03	Filed	Israel	16/01/2008	199867
3309-04	Filed	Canada	16/01/2008	2,675,967
3309-05	Published	US	16/01/2008	12/523,298	8/4/2010	US-
						2010/0086526 A1.
3309-06	Filed	India	16/01/2008	5257/DELNP/2009

H19 SILENCING
NUCLEIC ACID
AGENTS FOR
TREATING
RHEUMATOID
ARTHRITIS (siRNA -
Family:	3310	Title:	RA)

Inventor	Faculty/Department
HUJI Faculty of
Science The
Alexander Silberman
Hochberg	Institute for Life
Avraham	Sciences

			Application		Publication		Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number
3310-00	Expired	US	16/01/2007	60/880,430
3310-01	Exhausted	PCT	16/01/2008	PCT/IL2008/000071	24/07/2008	WO 2008/087641 A2
3310-02	Examination	Europe	16/01/2008	8702652	28/10/2009	2111449
3310-03	Filed	Canada	16/01/2008	2,675,964
						US- 2010/0105759
3310-04	Allowed	US	16/01/2008	12/523,288	29/04/2010	A1
3310-05	Filed	Israel	16/01/2008	199866
3310-06	Filed	India	16/01/2008	5271/DELNP/2009

CONSTRUCTS
CONTAINING
MULTIPLE
EXPRESSION
CASSETTES FOR
Family:	3423	Title:	CANCER THERAPY

Inventor	Faculty/Department
HUJI Faculty of
Science The
Alexander Silberman
Institute for Life
Amit Doron	Sciences
HUJI Faculty of
Science The
Alexander Silberman
Hochberg	Institute for Life
Avraham	Sciences

			Application		Publication		Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number
3423-00	Expired	US	25/10/2007	60/982,442
3423-01	Exhausted	PCT	23/10/2008	PCT/IL2008/001405	30/04/2009	WO 2009/053982
3423-02	Filed	Russian Federation	23/10/2008	2.01E+09
3423-03	Published	US	23/10/2010	12/738,620	7/10/2010	US 2010/0256225 A1
3423-04	Filed	Canada	23/10/2008	2,703,774
3423-05	Filed	Brazil	23/10/2008	PI 0818937-4
3423-06	Filed	India	23/10/2008	2846/DELNP/2010
3423-07	Pre-Filing	Korea
3423-08	Filed	China	23/10/2008	2.009E+11
3423-09	Examination	Europe	23/10/2008	8842129.2	7/7/2010	2203187
3423-10	Filed	Israel	23/10/2008	205048
3423-11	Filed	Australia	23/10/2008	2.008E+09
3423-12	Filed	Japan	23/10/2008	2010-530628

FOURTH AMENDMENT

This Fourth Amendment is made as of this 6th day of November 2013, by and between YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD., of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”), of the first part; and

BIOCANCELL LTD. (“BioCancell”) and BIOCANCELL THERAPEUTICS ISRAEL LTD. (“BT Israel”), both of Beit Beck, Har Hotzvim, Jerusalem, Israel (the “Company”), of the second part;

WHEREAS, BioCancell Therapeutics Inc. (“BioCancell USA”) and Yissum executed an Exclusive License Agreement on November 14, 2005, as supplemented and amended on November 22, 2005, September 11, 2007 and January 24, 2011 (such Exclusive License Agreement, as supplements and amended, the “License Agreement”), pursuant to which the BioCancell USA and BT Israel obtained an exclusive license to certain patents owned by Yissum; and

WHEREAS, BioCancell USA has assigned all of its rights and obligations under the License Agreement to BioCancell, and Yissum consents to such assignment; and

WHEREAS the parties hereto wish to amend the License Agreement to alter certain terms of the License Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree, as follows:

All capitalized terms not defined herein shall have the meaning ascribed to them in the License Agreement. For the avoidance of doubt, all references to the “Company” shall be construed as meaning BioCancell and BT Israel, collectively.

In Section 1 of the License Agreement, the following definitions shall be amended as follows:

“Licensed Product” shall mean any product, process or service, the development, manufacture, use, sale or importation of which (a) is based on, or involves, in whole or in part, the use of Licensed Technology or which is produced or manufactured in whole or in part, using a process, method or system covered by, or falling within the Licensed Technology, or uses the Licensed Technology as a basis for subsequent modifications that are standard in drug development including, without limitation, the construction of pro-drugs, and modified compounds based on the Licensed Technology that work essentially in a physiologically analogous manner to the Licensed Technology; or (b) but for the License granted in this Agreement, would infringe one or more Patents.

“Licensed Technology” shall mean the Patents, the Know-How and the Research Results.

Add the following definitions to Section 1 of the License Agreement:

“Generic Product” shall mean a product having the same composition of matter as a Licensed Product or which has a marketing approval as a generic product by the regulatory authorities and which could not have been sold or with respect to which a license would have been required to be obtained from the Company, if patent or other exclusivity rights covering the Licensed Product would have been in full force and effect in the relevant jurisdiction.

“Know-How” shall mean any proprietary, non-public, tangible or intangible information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, ancillary materials, results, devices, or know-how developed by the Researcher directly related to the Patents.

Section 3.1 of the License Agreement shall be amended as follows:

3.1 In consideration of the License granted hereunder, Company shall pay royalties to Yissum in the manner hereinafter provided (the “Royalties”). Company shall pay to Yissum:

Four percent (4%) of Net Sales; and

Ten percent (10%) of Sublicensing Revenues.

Section 10.1 of the License Agreement shall be amended to read as follows:

10.1 Unless earlier terminated, as hereinafter provided, the term of the License and this Agreement shall expire on a country-by-country basis as follows:

(a)	Where a Patent has issued, on the later of: (i) the date in such country when no Valid Claim exists; or (ii) the date of expiration of any exclusivity on the Licensed Product granted by a regulatory or government body in such country; or (iii) the end of a period of nine (9) years from the date of the First Commercial Sale in such country; or

(b)	Where no application for a Patent was filed or, if one was filed, a Patent did not issue, on the later of: (i) the date of expiration of any exclusivity on the Licensed Product granted by a regulatory or government body in such country; or (ii) the end of a period of nine (9) years from the date of the First Commercial Sale in such country. In the event that a third party sells or markets a Generic Product in a country where no application for a Patent was filed or, if one was filed, after the time when the application was finally rejected and the Patent did not issue (a “Third Party Product”), the Royalties payable by the Company to Yissum pursuant to Section 3.1, above, on the Company’s Net Sales or Sublicensing Revenues attributable to such country shall be reduced by fifty percent (50%). For the avoidance of doubt, however, the Company will pay full Royalties on sales of Licensed Products in countries where a patent application has been filed during the period such application is pending and has not been finally rejected.

Section 10.4 of the License Agreement shall be amended to read as follows:

10.4 In the event of termination of this Agreement in full, for any reason other than the passage of time, the License shall terminate and all rights to the Licensed Technology (including the Research Results) shall revert to Yissum and Company may make no further use thereof. Upon the expiration of the License and this Agreement in any particular country pursuant to Section 10.1, Company shall have a perpetual, royalty-free, paid-up, sub-licensable License in that country. Notwithstanding the aforesaid, the expiration or termination of this Agreement shall not release Company from its obligation to carry out any financial or other obligation which accrued prior to the Agreement’s expiration or termination, including the payment of Royalties and Sub-License Revenues.

For ease of reference, Appendix 1 to the License Agreement, which was amended on January 24, 2011, updated as of May 19, 2013, is appended to this Fourth Amendment.

Section 14 of the Agreement (Notices) is hereby amended to read as follows:

Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) when received or three (3) days after it is mailed by prepaid registered mail; (b) upon the transmittal thereof by facsimile or email; or (c) upon the manual delivery thereof, to the respective addressee, fax numbers or email address set forth below or to such other address of which notice as aforesaid is actually received:

(i)	If to Yissum:

Yissum Research Development Company of the Hebrew University of Jerusalem, P.O. Box 39135, Jerusalem 91390 Israel Attention: CEO Fax: 02-658-6689 Email: Yaacov.Michlin@yissum.co.il

(ii)	If to the Company: Beit Beck Har Hotzvim Jerusalem, Israel Attention: CEO Fax: 02-5648550 Email: jonathon.burgin@biocancell.com

9.	All other provisions of the License Agreement, including, without limitation, all terms of the prior Amendments to the License Agreement, not inconsistent with the provisions of this Fourth Amendment, shall continue to have the same force and effect as they had prior to this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

/s/ Shoshi Keynan /s/ Yaacov Michlin

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD

By:

Title:

Date: /s/ Jonathan Burgin /s/ Or Dolev

BIOCANCELL LTD.

By:

Title:

Date: /s/ Jonathan Burgin /s/ Or Dolev

BIOCANCELL THERAPEUTICS ISRAEL LTD.

By:

Title:

Date:

APPENDIX 1 – THE PATENTS

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<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>		<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>			<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>			<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>		<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>			<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>			<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>			<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>

<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>			<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>			<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>		<Omitted>

<Omitted>  <Omitted>  <Omitted>  <Omitted>

<Omitted>	<Omitted>
<Omitted>	<Omitted>

			<Omitted>		<Omitted>		<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>

<Omitted>  <Omitted>  <Omitted>  <Omitted>

<Omitted>	<Omitted>
<Omitted>	<Omitted>

<Omitted>	<Omitted>

			<Omitted>		<Omitted>		<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>		<Omitted>

<Omitted>  <Omitted>  <Omitted>  <Omitted>

<Omitted>	<Omitted>
<Omitted>	<Omitted>

			<Omitted>		<Omitted>		<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>

<Omitted>  <Omitted>  <Omitted>  <Omitted>

<Omitted>	<Omitted>
<Omitted>	<Omitted>

			<Omitted>		<Omitted>		<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>

<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>

<Omitted>  <Omitted>  <Omitted>  <Omitted>

<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>

			<Omitted>		<Omitted>		<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>

<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>	<Omitted>	<Omitted>